UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2026

4D Molecular Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39782	47-3506994
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5858 Horton Street #455
Emeryville, California		94608
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (510) 505-2680

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	FDMT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2026, the Board of Directors of 4D Molecular Therapeutics, Inc. (the “Company”) appointed Kristian Humer as the Company’s Principal Accounting Officer, effective immediately. In this role, Mr. Humer succeeds Ashoo Gupta, who continues to serve as the Company’s Vice President, Finance and Controller.

Mr. Humer, age 51, has served as the Company’s Chief Financial Officer and Principal Financial Officer since November 2025. Mr. Humer previously served as the Chief Financial Officer at Foghorn Therapeutics, Inc., a biotechnology company, from April 2024 to November 2025. From July 2021 to September 2023, Mr. Humer served as Chief Financial Officer and Chief Business Officer at Viridian Therapeutics, Inc., a biotechnology company. From January 2010 to July 2021, Mr. Humer served in various roles at Citigroup Global Markets Inc., including most recently as Managing Director in the Healthcare Investment Banking Group from December 2016 to July 2021. Mr. Humer holds an MBA degree from Duke University’s Fuqua School of Business and a BA (Hons) degree in Accounting & Economics from the University of Reading.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

4D MOLECULAR THERAPEUTICS, INC.

Date:	March 30, 2026	By:	/s/David Kirn, M.D.
David Kirn, M.D. President and Chief Executive Officer